INDEPENDENT ACCOUNTANT'S CONSENT

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-84842 of The Bear Stearns Funds on Form N-1A of our name which is included under the caption "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
   New York, New York
   March 18, 1997